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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the  Board of Directors
AFP Imaging Corporation


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 16, 2005, on the consolidated financial statements of AFP Imaging Corporation as of June 30, 2005 included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.


/s/ Goldstein Golub Kessler LLP
GOLDSTEIN GOLUB KESSLER LLP
New York, New York

October 10, 2005